CINCINNATI  FINANCIAL  CORPORATION

Investor Contact:  Heather J. Wietzel

513-870-2768

CINF-IR@cinfin.com

Media Contact:  Joan O. Shevchik

513-603-5323

Media_Inquiries@cinfin.com

Cincinnati Financial Corporation Declares Regular Quarterly Cash Dividend

Cincinnati, November 17, 2008 – Cincinnati Financial Corporation (Nasdaq: CINF) today announced that the board of directors has declared a 39 cents per share regular quarterly cash dividend payable January 15, 2009, to shareholders of record as of December 19, 2008. The current dividend level reflects the 9.9 percent increase in the quarterly dividend rate announced by the board in February. The company’s annual cash dividend has increased for 48 consecutive years.

Kenneth W. Stecher, president and chief executive officer, commented, “The board views our exceptional liquidity as key to sustaining our flexibility through all periods, allowing us to maintain our cash dividend and to continue to invest in and expand our insurance operations. Our financial strength and flexibility are supported by strong capital, strong cash flows and prudent cash balances. All of our insurance subsidiaries continue to be highly rated, operating with a level of capital exceeding regulatory and rating agency requirements.”

Cincinnati Financial Corporation offers property and casualty insurance, our main business, through our three standard market companies, The Cincinnati Insurance Company, The Cincinnati Indemnity Company and The Cincinnati Casualty Company. The Cincinnati Specialty Underwriters Insurance Company provides excess and surplus lines property and casualty insurance. The Cincinnati Life Insurance Company markets life and disability income insurance and annuities. CSU Producer Resources Inc., is our excess and surplus lines brokerage, serving the same local independent agencies that offer our standard market policies. CFC Investment Company offers commercial leasing and financial services. CinFin Capital Management Company provides asset management services to institutions, corporations and nonprofit organizations. For additional information about the company, please visit www.cinfin.com.

Mailing Address:

Street Address:

P.O. Box 145496

6200 South Gilmore Road

Cincinnati, Ohio 45250-5496

Fairfield, Ohio 45014-5141

Safe Harbor Statement

This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2007 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 21. Although we often review and update our forward-looking statements when events warrant, we caution our readers that we undertake no obligation to do so.

Factors that could cause or contribute to such differences include, but are not limited to:

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Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes

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Events, such as the credit crisis triggered by subprime mortgage lending practices, that lead to:

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Significant decline in the value of a particular security or group of securities, such as our financial sector holdings, and impairment of the asset(s)

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Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities

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Significant rise in losses from surety and director and officer policies written for financial institutions

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Recession or other economic conditions or regulatory, accounting or tax changes resulting in lower demand for insurance products

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Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:

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Multi-notch downgrades of the company’s financial strength ratings

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Concerns that doing business with the company is too difficult or

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Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace

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Further decline in overall stock market values negatively affecting the company’s equity portfolio and book value; in particular further declines in the market value of financial sector stocks

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Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest rate fluctuations that result in declining values of fixed-maturity investments

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Inaccurate estimates or assumptions used for critical accounting estimates

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Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002

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Changing consumer buying habits and consolidation of independent insurance agencies that could alter our competitive advantages

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Increased frequency and/or severity of claims

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Delays or inadequacies in the development, implementation, performance and benefits of technology projects and enhancements

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Ability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased, financial strength of reinsurers and the potential for non-payment or delay in payment by reinsurers

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Increased competition that could result in a significant reduction in the company’s premium growth rate

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Underwriting and pricing methods adopted by competitors that could allow them to identify and flexibly price risks, which could decrease our competitive advantages

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Personal lines pricing and loss trends that lead management to conclude that this segment could not attain sustainable profitability, which could prevent the capitalization of policy acquisition costs

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Actions of insurance departments, state attorneys general or other regulatory agencies that:

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Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business

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Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations

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Increase our expenses

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Add assessments for guaranty funds, other insurance related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes

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Limit our ability to set fair, adequate and reasonable rates

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Place us at a disadvantage in the marketplace

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Restrict our ability to execute our business model, including the way we compensate agents

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Adverse outcomes from litigation or administrative proceedings

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Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others

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Events, such as an epidemic, natural catastrophe, terrorism or construction delays, that could hamper our ability to assemble our workforce at our headquarters location

Further, the company’s insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as recent measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

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